UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 1, 2007
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 1, 2007, The Dow Chemical Company (“TDCC”) executed and delivered an irrevocable waiver of its right to certain adjustments to the conversion price of the Series B Convertible Preferred Stock of Millennium Cell Inc. (the “Company”) for a period of 12 months starting on December 15, 2006.  In consideration for the waiver, the Company agreed to lower the per share exercise price of the warrant held by TDCC to purchase 178,571 shares of the Company’s common stock (the “Warrant”) from $2.10 to $1.25.

TDCC is the sole holder of the Company’s Series A2-0 Convertible Preferred Stock, Series A2-1 Convertible Preferred Stock, Series B-1 Convertible Preferred Stock, and the Warrant. These securities were issued pursuant to a stock purchase agreement between the Company and TDCC (the “Stock Purchase Agreement”), dated February 27, 2005, as amended on April 25, 2005, and in connection with a joint development agreement between the Company and TDCC (the “Joint Development Agreement”), dated February 27, 2005. The Stock Purchase Agreement and the Joint Development Agreement are described in the Company’s Current Reports filed on Form 8-K on April 26, 2005, and on February 28, 2005, respectively, incorporated herein by reference.

The foregoing summary is qualified in its entirety by the full text of the Letter Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Letter Agreement between Millennium Cell Inc. and The Dow Chemical Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

By:/s/John D. Giolli
Name: John D. Giolli, CPA
Title: Chief Financial Officer

Date: February 7, 2007

EXHIBIT INDEX

10.1	Letter Agreement between Millennium Cell Inc. and The Dow Chemical Company.